This instrument prepared by and
after recording return to:

                                            (Signature)
Carole K. Towne, Esq.
GOLDBERG, KOHN, BELL, BLACK,
  ROSENBLOOM & MORITZ, LTD.
55 East Monroe Street
Suite 3700
Chicago, Illinois  60603
(312) 201-4000

                 Second AMENDMENT TO JUNIOR LEASEHOLD MORTGAGE,
                      SECURITY AGREEMENT AND FIXTURE FILING
                            (Nelson County, Kentucky)

     THIS Second AMENDMENT TO JUNIOR LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING ("Amendment"), is executed by the parties hereto actually on the respective dates indicated on the notarial certificates affixed hereto, but is made and delivered effective as of October 31, 2004, is made and executed by MABEX UNIVERSAL CORPORATION, a California corporation ("Mabex" or Mortgagor"), and LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company, successor to LaSalle Business Credit, Inc. a Delaware corporation (in its individual capacity, "LaSalle"), as agent (LaSalle in its capacity as agent being hereinafter referred to as "Agent") for Lenders (as "Lenders" is defined in the Amended Loan Agreement referred to below) and LASALLE BUSINESS CREDIT, a division of ABN AMRO BANK, N.V., Canada Branch.

                                    RECITALS

     I. Mortgagor executed and delivered to Agent a Junior Leasehold Mortgage, Security Agreement and Fixture Filing dated as of June 21, 2002 originally filed with the Recorder of Nelson County, Kentucky in Book 0492, page 0703, as amended from time to time, as amended from time to time (the "Mortgage"). A legal description of the real estate encumbered by the Mortgage (the "Mortgaged Property) is attached as Exhibit A and incorporated herein. The Mortgage secures
(i) loans made pursuant to a certain Amended and Restated Loan and Security Agreement dated as of May 8, 2003 pursuant to which Lenders agreed to make loans to Cantar/Polyair Corporation, Atlantic Pool Products Corporation, formerly known as Cantar/Polyair of Illinois, Inc., Mabex Universal Corporation, and Performa Corp., as borrowers ("Borrowers"), in the maximum aggregate principal amount of $52,200,000 (the "Loans"), and (ii) a guaranty by Mortgagor of certain loans made pursuant to a certain Amended and Restated Credit Agreement dated as of May 8, 2003 in the maximum aggregate principal amount of $19,800,000 (the "Canadian Loans"). The Loans consist of (i) revolving loans in the maximum aggregate principal amount of $42,000,000 (the "Revolving Loans"); (ii) a term loan "A" in the original principal amount of $4,600,000 (the "Term Loan A"), which term loan is evidenced by one or more notes having a maturity date of November 1, 2005 ("Term Notes A"), and (iii) a term loan "B" in the original principal amount of $5,600,000 (the "Term Loan B"), which term loan is evidenced by one or more notes having a maturity date of November 1, 2005 ("Term Notes B").

     II. Concurrently herewith, the Loan Agreement is being amended by a certain Fourth Amendment to Amended and Restated Loan and Security Agreement of even date herewith pursuant to which (i) Term Loan A is being increased from the outstanding principal balance of $1,121,428.43 to $4,441,000 ("Amended Term Loan A") and (ii) Term Loan B is being increased from the outstanding principal balance of $4,339,999.91 to $5,360,000 ("Amended Term Loan B"). Term Notes A are being amended and restated in their entirety by notes in the aggregate principal amount of $4,441,000 (said notes, together with all amendments, supplements, modifications and replacements thereof, being hereinafter referred to "Amended Term Notes A") and Term Notes B are being amended and restated in their entirety by notes in the aggregate principal amount of $5,360,000 (said notes, together with all amendments, supplements, modifications and replacements thereof, being hereinafter referred to "Amended Term Notes B"). The Canadian Loans are being increased to the maximum principal amount of $20,142,000 (the "Amended Canadian Loans").

     III. The parties hereto now wish to amend the Mortgage to secure the increases in Term Loan A and Term Loan B and to secure the increase in the Canadian Loans which are guarantied by Mortgagor.

                                   AGREEMENTS

     Mortgagor and Agent agree as follows:

     1. The Recitals are hereby incorporated herein by reference.

     2. The Mortgage is hereby amended to secure the increases in the Term Loan A and Term Loan B and to secure the increase in the Canadian Loans which are guarantied by Mortgagor, in addition to all indebtedness heretofore secured.

     3. The Mortgage is hereby amended to conform to the terms hereof.

     4. Except as amended hereby, the Mortgage remains in full force and effect in accordance with its original terms.

     5. This Amendment may be executed in one or more counterparts each of which shall be deemed an original, but both of which counterparts together shall constitute one original.


     IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective duly authorized officers as of the day and year first above written.

                                           MABEX UNIVERSAL CORPORATION,
                                           a California corporation

                                           By__________________________________
                                           Print Name__________________________
                                           Its_________________________________



                                           LASALLE BUSINESS CREDIT, LLC, a
                                           Delaware limited liability company


                                           By___________________________________
                                           Print Name___________________________
                                           Its__________________________________

                                 ACKNOWLEDGMENT


STATE OF                            )
_________                           )  SS
COUNTY OF                           )


     The foregoing instrument was acknowledged before me this _____ day of ______________, 2004, by ______________________, as __________________ of MABEX
UNIVERSAL CORPORATION, a California corporation, on behalf of the corporation.

     My commission expires: __________________



                                           [OFFICIAL SEAL]


                                           __________________________________
                                           Notary Public

                                 ACKNOWLEDGMENT


STATE OF _________                  )
         _________                  )  SS
COUNTY OF_________                  )


     The foregoing instrument was acknowledged before me this _____ day of ______________, 2004, by ______________________, as __________________ of
LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company, on behalf of the corporation.

     My commission expires: __________________



                                           [OFFICIAL SEAL]


                                           __________________________________
                                           Notary Public

                                    EXHIBIT A

                                Legal Description